Exhibit 99.1

Jabil Momentum Continues with Another Strong Year

ST. PETERSBURG, Fla. – September 24, 2019 –Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its fourth quarter and fiscal year ended August 31, 2019.

Fourth Quarter of Fiscal Year 2019 Highlights:

•	Net revenue: $6.6 billion

•	Diversified Manufacturing Services (DMS) year-on-year revenue growth: 2 percent

•	Electronics Manufacturing Services (EMS) year-on-year revenue growth: 23 percent

•	U.S. GAAP operating income: $189.7 million

•	U.S. GAAP diluted earnings per share: $0.34

•	Core operating income (Non-GAAP): $246.1 million

•	Core diluted earnings per share (Non-GAAP): $0.88

Fiscal Year 2019 Highlights:

•	Net revenue: $25.3 billion

•	Diversified Manufacturing Services (DMS) year-on-year revenue remained consistent

•	Electronics Manufacturing Services (EMS) year-on-year revenue growth: 26 percent

•	U.S. GAAP operating income: $701.4 million

•	U.S. GAAP diluted earnings per share: $1.81

•	Core operating income (Non-GAAP): $876.6 million

•	Core diluted earnings per share (Non-GAAP): $2.98

“I’m thrilled with our FY19 results, highlighted by outstanding operational execution, strong free cash flow generation and double-digit core EPS growth,” said CEO Mark Mondello. “As expected, our revenue was driven higher by targeted end-markets in the areas of 5G, cloud, energy and healthcare. Looking ahead, we expect the positive momentum to continue as we remain committed to driving margin expansion and delivering strong cash flows, derived from a well-balanced stream of revenue,” added Mondello.

First Quarter of Fiscal Year 2020 Outlook:

• Net revenue	$6.65 billion to $7.35 billion
• U.S. GAAP operating income	$128 million to $206 million
• U.S. GAAP diluted earnings per share	$0.14 to $0.58 per diluted share
• Core operating income (Non-GAAP) (1)	$235 million to $285 million
• Core diluted earnings per share (Non-GAAP) (1)	$0.82 to $1.04 per diluted share
• Diversified Manufacturing Services revenue	Increase 3 percent year-on-year
• Electronics Manufacturing Services revenue	Increase 11 percent year-on-year

(1) Core operating income and core diluted earnings per share exclude anticipated adjustments of $16.0 million for amortization of intangibles (or $0.10 per diluted share), $21.0 million for stock-based compensation expense and related charges (or $0.13 per diluted share), $50.0 million to $30.0 million for restructuring and related charges (or $0.32 to $0.15 per diluted share) and $20.0 million to $12.0 million for acquisition and integration charges (or $0.13 to $0.08 per diluted share).

Capital Return Update:

As part of a two-year capital allocation framework, Jabil’s Board of Directors has authorized a share repurchase program of up to $600 million in Company common stock. The shares will be repurchased from time-to-time through various methods, including open market repurchases, at the Company’s discretion and subject to market conditions and other factors.

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges and business interruption and impairment charges, net. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, impairment on securities, restructuring of securities loss, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its core return on invested capital (“ROIC”) by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average net invested capital base. The Company calculates its after-tax core operating income as its core operating income less a certain tax effect (the amount is determined by applying the core effective tax rate to core operating income less interest expense). The Company calculates its average net invested capital base as the sum of the averages of its stockholders’ equity, current and non-current portions of its notes payable and long-term debt less the average of its cash and cash equivalents. The calculation of the averages discussed in the previous sentence is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. Jabil defines adjusted free cash flow as net cash provided by (used in) operating activities plus cash receipts on sold receivables less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). Jabil reports core operating income, core earnings, core diluted earnings per share, core ROIC and adjusted free cash flow to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and free cash flow from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This release contains forward-looking statements, including those regarding our anticipated financial results for our fourth quarter and full fiscal year 2019; our guidance for future financial performance in our first quarter of fiscal year 2020 (including net revenue, total company and segment revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof, including but not limited to amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges and acquisition and integration charges) and our plans for return of capital. The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our fourth quarter and full fiscal year 2019 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; reliance on a limited number of suppliers for critical components; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; and adverse changes in political conditions, in the U.S. and internationally, including, among others, adverse changes in tax laws and rates and our ability to estimate and manage their impact. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2018 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings, core diluted earnings per share, core ROIC and adjusted free cash flows to provide investors an additional method for assessing operating income, earnings, earnings per share and free cash flow from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to existing tax incentives or a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a reduced or 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Meeting and Replay Information: Jabil will hold a conference call today at 8:30 a.m. ET to discuss its earnings for the fourth quarter and full fiscal year ended August 31, 2019 and to provide an investor briefing. To access the live audio webcast and view the accompanying slide presentation, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will also be available after completion of the call.

About Jabil: Jabil (NYSE: JBL) is a manufacturing solutions provider that delivers comprehensive design, manufacturing, supply chain and product management services. Leveraging the power of over 200,000 people across 100 sites strategically located around the world, Jabil simplifies complexity and delivers value in a broad range of industries, enabling innovation, growth and customer success. For more information, visit jabil.com.

Investor Contact

Adam Berry

Vice President, Investor Relations

(727) 803-5772

Adam_Berry@jabil.com

Media Contact

Michelle Smith

Vice President, Corporate Communications

(727) 803-3534

Michelle_Smith@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	August 31, 2019 (unaudited)	August 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,163,343	$1,257,949
Accounts receivable, net	2,745,226	1,693,268
Contract assets	911,940	—
Inventories, net	3,023,003	3,457,706
Prepaid expenses and other current assets	501,573	1,141,000

Total current assets	8,345,085	7,549,923
Property, plant and equipment, net	3,333,750	3,198,016
Goodwill and intangible assets, net	879,108	906,876
Deferred income taxes	198,827	218,252
Other assets	213,705	172,574

Total assets	$12,970,475	$12,045,641

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$375,181	$25,197
Accounts payable	5,166,780	4,942,932
Accrued expenses	2,990,144	2,262,744

Total current liabilities	8,532,105	7,230,873
Notes payable and long-term debt, less current installments	2,121,284	2,493,502
Other liabilities	163,821	94,617
Income tax liabilities	136,689	148,884
Deferred income taxes	115,818	114,385

Total liabilities	11,069,717	10,082,261

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	260	257
Additional paid-in capital	2,304,552	2,218,673
Retained earnings	2,037,037	1,760,097
Accumulated other comprehensive loss	(82,794)	(19,399)
Treasury stock, at cost	(2,371,612)	(2,009,371)

Total Jabil Inc. stockholders’ equity	1,887,443	1,950,257
Noncontrolling interests	13,315	13,123

Total equity	1,900,758	1,963,380

Total liabilities and equity	$12,970,475	$12,045,641

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Net revenue	$6,573,453	$5,771,831	$25,282,320	$22,095,416
Cost of revenue	6,078,375	5,329,684	23,368,919	20,388,624

Gross profit	495,078	442,147	1,913,401	1,706,792
Operating expenses:
Selling, general and administrative	276,597	261,234	1,111,347	1,050,716
Research and development	10,114	10,996	42,861	38,531
Amortization of intangibles	8,890	8,581	31,923	38,490
Restructuring and related charges	9,732	7,440	25,914	36,902

Operating income	189,745	153,896	701,356	542,153
Restructuring of securities loss	29,632	—	29,632	—
Interest and other, net	58,200	45,349	221,020	168,752

Income before income tax	101,913	108,547	450,704	373,401
Income tax expense	48,152	165,155	161,230	285,860

Net income (loss)	53,761	(56,608)	289,474	87,541
Net income attributable to noncontrolling interests, net of tax	1,086	706	2,363	1,211

Net income (loss) attributable to Jabil Inc.	$52,675	$(57,314)	$287,111	$86,330

Earnings (loss) per share attributable to the stockholders of Jabil Inc.:
Basic	$0.34	$(0.34)	$1.85	$0.50

Diluted	$0.34	$(0.34)	$1.81	$0.49

Weighted average shares outstanding:
Basic	153,327	166,968	155,613	172,237

Diluted	156,981	166,968	158,647	175,044

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Fiscal Year Ended
	August 31, 2019	August 31, 2018
Cash flows provided by (used in) operating activities:
Net income	$289,474	$87,541
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	771,833	773,704
Restructuring and related charges	(3,566)	16,264
Recognition of stock-based compensation expense and related charges	61,346	90,664
Deferred income taxes	20,998	52,705
Provision for allowance for doubtful accounts	15,867	38,030
Restructuring of securities loss	29,632	—
Other, net	37,017	(13,600)
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(586,511)	(2,334,367)
Contract assets	(878,469)	—
Inventories	483,074	(499,105)
Prepaid expenses and other current assets	28,897	(97,795)
Other assets	(38,188)	(34,747)
Accounts payable, accrued expenses and other liabilities	961,662	815,258

Net cash provided by (used in) operating activities	1,193,066	(1,105,448)

Cash flows (used in) provided by investing activities:
Acquisition of property, plant and equipment	(1,005,480)	(1,036,651)
Proceeds and advances from sale of property, plant and equipment	218,708	350,291
Cash paid for business and intangible asset acquisitions, net of cash	(153,239)	(109,664)
Cash receipts on sold receivables	96,846	2,039,298
Other, net	(29,289)	(2,360)

Net cash (used in) provided by investing activities	(872,454)	1,240,914

Cash flows used in financing activities:
Borrowings under debt agreements	11,985,978	9,677,424
Payments toward debt agreements	(12,013,004)	(9,206,016)
Payments to acquire treasury stock	(350,323)	(450,319)
Dividends paid to stockholders	(52,004)	(57,833)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	26,999	24,865
Treasury stock minimum tax withholding related to vesting of restricted stock	(11,918)	(22,597)
Other, net	(1,500)	(12,568)

Net cash used in financing activities	(415,772)	(47,044)

Effect of exchange rate changes on cash and cash equivalents	554	(20,392)

Net (decrease) increase in cash and cash equivalents	(94,606)	68,030
Cash and cash equivalents at beginning of period	1,257,949	1,189,919

Cash and cash equivalents at end of period	$1,163,343	$1,257,949

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Operating income (U.S. GAAP)	$189,745	$153,896	$701,356	$542,153

Amortization of intangibles	8,890	8,581	31,923	38,490
Stock-based compensation expense and related charges	13,894	15,689	61,346	98,511
Restructuring and related charges	9,732	7,440	25,914	36,902
Distressed customer charge	6,235	18,004	6,235	32,710
Business interruption and impairment charges, net	—	577	(2,860)	11,299
Acquisition and integration charges	17,631	8,082	52,697	8,082

Adjustments to operating income	56,382	58,373	175,255	225,994

Core operating income (Non-GAAP)	$246,127	$212,269	$876,611	$768,147

Net income (loss) attributable to Jabil Inc. (U.S. GAAP)	$52,675	$(57,314)	$287,111	$86,330
Adjustments to operating income	56,382	58,373	175,255	225,994
Restructuring of securities loss	29,632	—	29,632	—
Adjustments for taxes(1)	(796)	117,167	(18,633)	146,206

Core earnings (Non-GAAP)	$137,893	$118,226	$473,365	$458,530

Diluted earnings (loss) per share (U.S. GAAP)	$0.34	$(0.34)	$1.81	$0.49

Diluted core earnings per share (Non-GAAP)	$0.88	$0.70	$2.98	$2.62

Diluted weighted average shares outstanding (U.S. GAAP)	156,981	166,968	158,647	175,044

Diluted weighted average shares outstanding (Non-GAAP)	156,981	169,728	158,647	175,044

(1)

The fiscal year ended August 31, 2019 includes a $13.3 million income tax benefit for the effects of the Tax Act. The three months and fiscal year ended August 31, 2018 includes a $111.4 million and $142.3 million, respectively, provisional estimate to account for the effects of the Tax Act.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ROIC & Core ROIC

(in thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Numerator:
Operating income (U.S. GAAP)	$189,745	$153,896	$701,356	$542,153
Tax effect (1)	(66,308)	(88,126)	(183,381)	(300,979)

After-tax operating income	123,437	65,770	517,975	241,174
	x4	x4	x1	x1

Annualized after-tax operating income	$493,748	$263,080	$517,975	$241,174

Core operating income (Non-GAAP)	$246,127	$212,269	$876,611	$768,147
Tax effect (2)	(51,238)	(49,875)	(188,722)	(144,261)

After-tax core operating income	194,889	162,394	687,889	623,886
	x4	x4	x1	x1

Annualized after-tax core operating income	$779,556	$649,576	$687,889	$623,886

Denominator:
Average total Jabil Inc. stockholders’ equity (3)	$1,871,208	$2,061,699	$1,918,850	$2,151,886
Average notes payable and long-term debt, less current installments (3)	2,299,063	2,321,562	2,307,393	2,063,047
Average current installments of notes payable and long-term debt (3)	415,005	148,698	200,189	235,348
Average cash and cash equivalents (3)	(928,715)	(967,720)	(1,210,646)	(1,223,934)

Net invested capital base	$3,656,561	$3,564,239	$3,215,786	$3,226,347

Return on Invested Capital (U.S. GAAP)	13.5%	7.4%	16.1%	7.5%
Adjustments noted above	7.8%	10.8%	5.3%	11.8%
Core Return on Invested Capital (Non-GAAP)	21.3%	18.2%	21.4%	19.3%

(1)	The tax effect is calculated by applying the U.S. GAAP effective tax rate for the three months and fiscal years ended August 31, 2019 and 2018 to U.S. GAAP operating income less interest expense.
(2)	The tax effect is calculated by applying the core effective tax rate for the three months and fiscal years ended August 31, 2019 and 2018 to core operating income less interest expense.
(3)

The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter for the three months ended August 31, 2019 and 2018, respectively, and dividing by two. The average is based on the addition of the account balance at the end of the most recently-ended fiscal year to the account balance at the end of the prior fiscal year for the fiscal years ended August 31, 2019 and 2018, respectively, and dividing by two.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ADJUSTED FREE CASH FLOW

(in thousands)

(Unaudited)

	Fiscal Year Ended
	August 31, 2019	August 31, 2018
Net cash provided by (used in) operating activities (U.S. GAAP)(1)	$1,193,066	$(1,105,448)
Cash receipts on sold receivables	96,846	2,039,298

Adjusted cash provided by operating activities (Non-GAAP)	$1,289,912	$933,850
Acquisition of property, plant and equipment	(1,005,480)	(1,036,651)
Proceeds and advances from sale of property, plant and equipment	218,708	350,291

Adjusted free cash flow (Non-GAAP)	$503,140	$247,490

(1)

In fiscal year 2019, the adoption of Accounting Standards Update (“ASU”) 2016-15, “Classification of Certain Cash Receipts and Cash Payments” resulted in a reclassification of cash flows from operating activities to investing activities for cash receipts for the deferred purchase price receivable on asset-backed securitization transactions. The adoption of this standard does not reflect a change in the underlying business or activities. The effects of this change are applied retrospectively to all prior periods.